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                                                                      EXHIBIT 21


                           SUBSIDIARIES OF BLYTH, INC.

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Subsidiaries of the Registrant/U.S.       Other Names Under Which Subsidiary Does Business       State/Country of Incorporation
-----------------------------------       ------------------------------------------------       ------------------------------
1.    Aromatic Industries, Inc.                                                                  California
2.    Candle Corporation of America                       Valley Candle Mfg. Co.                 New York
                                                          Old Harbor Candles
                                                          Colonial Candle of Cape Cod
                                                          Original Recipe
                                                          Carolina Designs, Ltd.
3.    Candle Corporation Worldwide, Inc.                                                         Delaware
4.    Endar Corp.                                                                                California
5.    Fabrica de Velas Borinquen, Inc.                                                           Illinois
6.    Fragrance Solutions, Inc.                                                                  Delaware
7.    FVB, Inc.                                                                                  Delaware
8.    JMC Impact, Inc.                                                                           Oklahoma
9.    JMC Holdings, Inc.                                                                         Delaware
10.   New Ideas International Inc.                                                               Delaware
11.   PartyLite Gifts, Inc.                               PARTYLITE                              Delaware
12.   PartyLite Holding, Inc.                                                                    Delaware
13.   PartyLite Worldwide, Inc.                           PARTYLITE                              Delaware

SUBSIDIARIES OF THE REGISTRANT/INTERNATIONAL

14.   Adam Gies Gmbh                                                                             Germany
15.   Asp-Holmblad A/S                                                                           Denmark
16.   Blyth Asia Limited                                                                         Hong Kong
17.   Blyth, Ltd.                                                                                Barbados
18.   Candle Corporation Europe BV                                                               Netherlands
19.   Candle Corporation UK Limited                                                              England
20.   Candle Corporation Worldwide Sweden AB                                                     Sweden
21.   Candlelight Holding AG                                                                     Switzerland
22.   Candlelight Holding Gmbh                                                                   Germany
23.   Carolina Designs, Ltd.                                                                     England
24.   CCW Manufacturing Limited                                                                  England
25.   Colony Private Label Limited                                                               England
26.   Colony Gifts Corporation Limited                                                           England
27.   Colony SARL                                                                                France
28.      Endar de Mexico S.A. de C.V.                                                            Mexico
29.      Endar Servicios S.A. de C.V.                                                            Mexico
30.   Fragrant Memories Ltd.                                                                     United Kingdom
31    Gies Holding GmbH                                                                          Germany
32.   Gies Kerzen Gmbh                                                                           Germany
33.   Gies Natura Handelsgesellschaft mbH                                                        Germany
34.   Ingena/Nordlicht Gmbh                                                                      Germany
35.   J. Becker & Co. AG                                                                         Switzerland
36.   Liljeholmens Stearinfabriks AB                                                             Sweden
37.   Natures Scents Ltd.                                                                        United Kingdom
38.   PartyLite BV                                                                               Netherlands
39.   PartyLite Gifts, Ltd.                                                                      Canada
40.   PartyLite Gmbh                                                                             Germany
41.   PartyLite Handelsgesellschaft m.b.H.                                                       Austria
42.   PartyLite, S.A. de C.V.                                                                    Mexico
43.   Servicios Administrativos PartyLite, S.A. de C.V.                                          Mexico
44.   Partylite Oy                                                                               Finland
45.   PartyLite SA                                                                               Switzerland
46.   PartyLite SARL                                                                             France
47.   PartyLite S.r.l.                                                                           Italy
48.   PartyLite Trading SA                                                                       Switzerland
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
49.   PartyLite U.K., Ltd.                                                                       England
50.   Promol SA                                                                                  Portugal
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The Registrant also owns 75% of the capital stock of Colony Italy, S.r.l., organized under the laws of Italy, 75% of the capital stock of Colony Iberia,
S.L., orgainized under the laws of Spain, 99.7% of the capital stock of Wax
Lyrical Limited, organized under the laws of England, and 50% of the capital stock of PT Gies Natura, organized under the laws of Indonesia.